Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-163892) pertaining to the 2009 Stock Incentive Plan of Team Health Holdings, Inc. of our report dated March 12, 2010, with respect to the consolidated financial statements and schedule of Team Health Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/    Ernst & Young LLP

Nashville, Tennessee

March 12, 2010